Lifeway Foods, Inc. 8-K

Exhibit 99.1

Lifeway Foods Rejects Revised Unsolicited Proposal from Danone

MORTON GROVE, Ill. — November 19, 2024 — Lifeway Foods, Inc. (NASDAQ: LWAY) (the “Company”), a leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today announced that its Board of Directors has rejected the revised unsolicited proposal made on November 15, 2024 by Danone North America PBC (“Danone”) to acquire all the shares of Lifeway that it does not already own for $27.00 per share.

After careful and thorough consideration, conducted in consultation with its independent financial and legal advisors, the Board determined that Danone’s revised proposal substantially undervalues Lifeway and is not in the best interests of the Company and its shareholders or other stakeholders.

Lifeway remains focused on executing its strategic plan to bring kefir to more households while also expanding into adjacent categories. The Company recently delivered its 20th consecutive quarter of growth, posting double-digit year-over-year revenue growth and improved profit margins in the third quarter of 2024. Over the past five and three years, the Company has delivered total shareholder returns of 788% and 270%, respectively, (as measured through September 23, 2024, the last full trading day before Danone’s initial unsolicited proposal was publicly disclosed) far outperforming other high growth food and beverage peers as well as the S&P 500.

The Company plans to continue to build on its strong momentum to unlock additional shareholder value. The Board and management are committed to acting in the best interests of all shareholders and ensuring that they are able to realize the full potential value of their investment.

Evercore is serving as a financial advisor to Lifeway and Sidley Austin LLP is serving as legal counsel to Lifeway.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes’ Best Small Companies, is America’s leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces a variety of cheeses and a ProBugs line for kids. Lifeway’s tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, plans or expectations for our business, operations, financial performance or condition. These statements use words such as “continue,” “believe,” “expect,” “anticipate,” “plan,” “project,” “estimate,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway’s control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway’s expectations and projections. These risks, uncertainties and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; customer acceptance of products and services; and other factors discussed in Part I, Item 1A “Risk Factors” of Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Part II, Item 1A “Risk Factors” of Lifeway’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

Contacts:

Derek Miller

Vice President of Communications, Lifeway Foods

Email: derekm@lifeway.net

OR

Longacre Square Partners

Joe Germani / Miller Winston

Email: LWAY@longacresquare.com